Exhibit 99.2

Global Leaders Corporation Announces Closing of Initial Public Offering

Hong Kong, HK – November 18, 2022 – Global Leaders Corp. (the “Company”) announced today the closing of its initial public offering of 786,250 units at $0.80 per unit. Each unit consists of one share of common stock of the Company, par value $0.0001 per share.

The Company will further announce the trading date and the ticker symbol upon filing. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Global Leaders Corporation

Unit 512, InnoCentre, 72 Tat Chee Avenue, Kowloon Tong, Hong Kong

Attn: Yip Hoi Hing Peter

Chief Executive Officer, Chief Financial Officer, President, Director,

Secretary and Treasurer, (Principal Executive Officer)

peter.yip@globalleaders.com.hk

(852) 8102 3633